POWER OF ATTORNEY


The person whose signature appears below hereby constitutes and appoints Patrick D. Waddy, Piyush Desai and Rebecca Girod, each as his true and lawful attorneys-in-fact with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all SEC forms 3, 4, and 5 relating to the undersigneds ownership of, directly or indirectly, of the securities of Immucor, Inc., and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


Signature


/s/ Jack Goldstein
Jack Goldstein

November 26, 2006
Date